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                                                                     EXHIBIT 5.2
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       [LETTERHEAD OF HALL, ESTILL HARDWICK, GABLE, GOLDEN & NELSON, P.C.]

                               November 28, 2000


Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, Oklahoma 74135

     Re:  REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

     We have acted as counsel to Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT"), relating to 2,400,000 shares of the Company's Common Stock, par value $.01 per share (the "SHARES") issued or issuable under the Company's Long-Term Incentive Plan, as amended (the "PLAN"), referred to therein.

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the opinion that, upon issuance and delivery of the Shares in accordance with the Plan (which is filed as Exhibits 10.10, 10.13 and 10.19 (all incorporated by reference) to the Registration Statement), the Shares will be duly authorized, validly issued and outstanding, and fully paid and nonassessable.

     Our opinion expressed above is limited to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

     We note that Stephen W. Ray, a shareholder and director of this firm, serves as Secretary of the Company.

                                           Very truly yours,

                                           HALL, ESTILL, HARDWICK, GABLE, GOLDEN
                                           & NELSON, P.C.